EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 23, 2005, relating to the financial statements and financial highlights which appears in the September 30, 2005 Annual Report to Shareholders of the Growth Equity Fund, Growth & Income Fund, International Equity Fund, Large-Cap Value Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, Large-Cap Growth Index Fund, Large-Cap Value Index Fund, Equity Index Fund, S&P 500 Index Fund, Mid-Cap Growth Index Fund, Mid-Cap Value Index Fund, Mid-Cap Blend Index Fund, Small-Cap Growth Index Fund, Small-Cap Value Index Fund, Small-Cap Blend Index Fund, International Equity Index Fund, Real Estate Securities Fund, Social Choice Equity Fund, Bond Fund, Inflation-Linked Bond Fund and Money Market Fund constituting the TIAA-CREF Institutional Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the re ferences to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 27, 2006